FORM OF COMMON STOCK CERTIFICATE OF THE COMPANY

Number                              SPECIMEN                              Shares
                                                                           ** **

              Incorporated under the Laws of the State of Delaware

                             Collectibles USA, Inc.

Each share has not been registered under the securities laws of the United States of America or any state thereof. Accordingly, no shares may be offered for sale, sold or transferred, in the absence of registration and qualification under applicable federal and state securities laws or an exemption from such.


         THIS CERTIFIES THAT  __________________________________________________
is the owner of  _______________________________________________________________
fully-paid and non-assessable Shares of Common Stock, no par value per share, of the above Corporation transferrable on the books of the Corporation in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF the Corporation has caused this certificate to be executed by its duly authorized officers. Dated: __________, 199_


___________________________      _______________________________________________
President or Vice-President      (Assistant) Treasurer or (Assistant) Secretary